Exhibit 99.1

Cycurion, Inc. Announces Diamond Level Partnership with the National Association of County and City Health Officials (NACCHO) to Strengthen Cybersecurity for Local Health Departments

Cycurion unveils Cyber Shield Sales Presence at the NACCHO360 conference in Anaheim, California

MCLEAN, Va., July 10, 2025 — Cycurion, Inc. (Nasdaq: CYCU) (“Cycurion” or the “Company”), a trusted leader in IT cybersecurity solutions and AI, announces a strategic, diamond level partnership with the National Association of County and City Health Officials (NACCHO), the voice of the over 3,300 local health departments across the country. The partnership will provide its Managed Security Services Platform (MSSP), Cyber Shield, to NACCHO members and will be announced at the NACCHO360 Annual Conference, taking place from July 14-18, 2025 in Anaheim, California.

Public health organizations face universal challenges in establishing and administering their cybersecurity programs, including but not limited to:

●	a severe shortage of trained cybersecurity professionals;
●	rapidly evolving security compliance requirements like the NIST Cybersecurity Framework 2.0;
●	lack of a comprehensive cybersecurity program, policies, and procedures;
●	an explosion of data breaches and related financial losses in healthcare organizations;
●	low cybersecurity awareness among employees;
●	limited visibility into emerging threats and vulnerabilities;
●	inadequate IT infrastructure and protection solutions;
●	cookie-cutter cybersecurity vendor solutions that do not address the unique challenges of public health organizations; and
●	insufficient funding to address critical cybersecurity needs.

The Cyber Shield suite of tools and services, including those listed below, addresses these pressing challenges being faced by NACCHO members.

●	24/7/365 Security Operations Center (SOC);
●	exposure management – vulnerability and penetration testing;
●	ARx Platform provides Web Application Firewall, DDoS protection, and automated threat responses leveraging AI technology;
●	email security;
●	multi-factor authentication;
●	zero trust;
●	cybersecurity awareness training and attack simulations;
●	virtual CISO;
●	security policy review and maintenance;
●	security risk assessments;
●	business continuity and disaster recovery support; and
●	emergency response advisory services

“The partnership with Cycurion will assist us in providing the cybersecurity protections that local health departments need,” said Lori Tremmel Freeman, NACCHO CEO. “We are proud to offer our members peace of mind in the face of growing cyber threats.”

“Our partnership with NACCHO underscores our commitment to protecting public health organizations from the growing threat of cyberattacks,” said Kevin Kelly, CEO of Cycurion. “With the Cyber Shield suite of tools and services, we are not only enhancing security but also ensuring that local health agencies can focus on their vital missions without the added burden of managing complex cybersecurity challenges. This initiative will equip NACCHO members with enterprise-grade security solutions, expert guidance, and cost-effective cybersecurity services tailored to the unique demands of local public health agencies.”

About Cycurion

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, Cloudburst Security, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future.

About the National Association of County and City Health Officials (NACCHO)

The National Association of County and City Health Officials (NACCHO) represents the country’s over 3,300 local health departments. These cities, county, metropolitan areas, districts, and tribal departments work every day to protect and promote health and well-being for all people in their communities. For more information about NACCHO, please visit www.naccho.org.

About NACCHO360

Annually, NACCHO360 is the largest convening of local health department leaders and public health professionals in the United States, offering the opportunity to learn, network, and share experiences and best practices across local health departments. In 2025, the public health community will gather in Anaheim, California, from July 14th to 18th to explore the conference theme, “Bright Lights, Bold Ideas: Shaping the Future of Public Health Practice.” Attendees will learn how to adopt effective practices, engage with federal and state partners, and gain insights from public health experts. www.naccho360.org

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-1 and in its Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in those filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward- looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Investor Contact: CORE IR investors@cycurion.com	Media Contact: Phone: (703) 555-0123 Email: media@cycurion.com